                                                                   Exhibit 10.5

                               EMPLOYMENT CONTRACT

     Whitbread Management, Inc., hereinafter designated as "Employer," agrees to and does employ Randall Joseph Opliger, hereinafter designated as "Employee,"
who accepts said employment on the following basis:

     1.   Employee shall work in the business of Employer, according to the job duties and locations assigned by Employer.

     2.   The Employee's salary shall be at the rate of $3,461.54 payable biweekly. The services to be rendered by Employee shall begin on the
          16 day of October, 2002. If requested, Employee will obtain a license as an Insurance agent and waives any claim to commissions which may arise as a result of Insurance sales, and hereby assigns any rights or interest therein to Employer.

     3.   Employee, throughout his/her employment, must qualify for a fidelity bond with a company designated by Employer.

     4.   Employee will devote his/her entire time and attention to the business of Employer and will engage in no other business or sideline, except with Employer's prior written consent.

     5.   It is understood that Employer, over a period of time, has developed lists of customers and prospects and other trade secrets that constitute valuable business assets. In conjunction with Employee's employment, Employee will be granted reasonable access to this information and contact with Employer's valued customers. In recognition of Employer's legitimate privacy rights to this
          Information:

          (a)  During the term of employment and thereafter, Employee agrees not to disclose or use the Employer's list of customers or prospects or other trade secrets in any business which directly or
               indirectly competes with Employer; and

          (b)  For a period of two (2) years subsequent to termination of employment (with or without cause) Employee shall not directly or indirectly solicit any customers or former customers of Employer;
               and

          (c)  Employee agrees that, for a period of two (2) years subsequent to termination of his/her employment (with or without cause), he/she shall not, without Employer's prior written consent, engage in any manner whatsoever, either directly or indirectly, or assist in any way in any other loan or finance business directly related to military lending in any of the cities or towns in which the
               Employer conducts business; and

          (d)  Employee agrees that during the life of this contract, and for two (2) years subsequent to termination of his/her employment
               (with or without cause), Employee will not, directly or
               indirectly, induce, influence or advise any

               person who is or shall then be in the service of Employer to leave the service of Employer.

          (e)  If Employee violates any of the restrictions of this Paragraph, then the duration of the restrictions shall be extended by the time period Employee engages in conduct violating any such restrictions.

          (f)  If Employee breaches any of the terms of this Paragraph, he/she shall pay to Employer the costs, expenses and attorney fees in enforcing those terms, if and as permitted by applicable law.

     6.   It is also recognized that money damages are not an adequate legal remedy to enforce the provisions of Paragraph 5 and that Employer has the right to restrain any violations of that Paragraph by seeking an injunction or restraining order in any court(s) of competent jurisdiction. However, this shall not, in anyway limit the Employer from seeking an award of damages for acts by Employee which violate
          Paragraph 5.

     7.   Either party may terminate Employee's employment at any time by providing five (5) days' written notice, provided that said employment may be terminated without notice for cause or for violation of any provisions of this Employment Contract.

     8.   Subject to Paragraph 6 (which contemplates that Employer may seek certain equitable relief in any court(s) of competent jurisdiction), the parties agree that any claims or disputes arising out of or relating to this Employment Contract, the terms and conditions of
          Employee's employment, or the termination of that employment will be resolved exclusively by binding arbitration.

               (a)  The scope of this agreement to arbitrate includes, but is not limited to, claims and disputes involving the following types of allegations: wrongful discharge under statutory law and/or common law; employment discrimination based on any
                    federal, state or local statute, ordinance or regulation;
                    retaliatory discharge or other adverse employment action;
                    compensation disputes; tortious conduct; breach of contract:
                    ERISA violations; and other statutory and/or common law
                    claims and disputes, regardless of whether the statute was enacted or whether the common-law doctrine was recognized at the time this Employment Contract was signed.

               (b)  This agreement to arbitrate shall be enforced in accordance with the Federal Arbitration Act ("FAA") or, if it is
                    determined that the FAA does not apply, the Uniform
                    Arbitration Act and/or other applicable state law, Unless
                    the parties agree in writing to a different location, any
                    arbitration proceeding shall take place in the city and
                    state in which Employee was last assigned to perform
                    services for Employer before the filing of the demand for
                    arbitration, irrespective of the fact that any party to (or third-party beneficiary of) this agreement to arbitrate is now or may become a

                    resident of a different jurisdiction. All arbitration
                    proceedings shall be confidential.

               (c)  A single arbitrator engaged in the practice of law shall conduct the arbitration proceeding under the American
                    Arbitration Association's National Rules for the Resolution
                    of Employment Disputes (the "Rules") then in effect. Before signing this Agreement, each of the parties had an
                    opportunity to review the Rules (including the
                    Administrative Fee Schedule), which are accessible online at
                    http://www.adr.org. The arbitrator shall have no authority to modify existing law, and may be authorized to rule on
                    motions that shall dispose of issues as a matter of law. The arbitrator shall issue a written decision and award stating the reasons therefor. Such decision(s) and/or award(s) shall be final and binding on the parties and their respective
                    heirs, executors, administrators, successors end assigns,
                    and judgment(s) thereon may be entered in any court(s) of
                    competent jurisdiction. The prevailing party(ies) shall be entitled to recover all attorneys' fees, expenses and costs incurred In connection with the arbitration proceeding.

               (d)  Employee understands that by signing this agreement to arbitrate, Employee is agreeing to substitute one legitimate form of dispute resolution (arbitration) for another
                    (litigation), and is thereby waiving Employee's right to
                    have claims and disputes resolved in court. This
                    substitution involves no surrender, by either party, of any substantive statutory or common-law benefit, protection, or defense. If Employee seeks to invalidate this agreement to arbitrate on the .,, ground that arbitration would be
                    prohibitively expensive, Employee shall bear the burden of showing (i) that the likely arbitration costs would preclude
                    Employee from pursuing Employee's rights in the arbitral
                    forum, and (ii) that a request to postpone, reallocate
                    and/or waive some or all such costs has been rejected by
                    both Employer and the arbitrator.

     9.   This Employment Contract sets forth the entire agreement of the parties regarding its subject matter, and supersedes and replaces any and all prior employment contracts and/or relationships Employee may have had with Employer or any of its affiliates. All the agreements in this Employment Contract are severable, and in the event any portion of this contract be held invalid, the contract shall be construed as if such invalid portions were not herein contained, and the remaining portions shall remain fully enforceable.

     10.  Employer's rights and obligations under this Employment Contract shall be freely assignable to any parent, subsidiary or other affiliate of
          Employer, without the consent of Employee.

     11.  This Agreement shall be governed by and interpreted In accordance with the laws of the state in which Employee is assigned to perform services for Employer, except to the extent such laws are preempted by the FAA and/or other applicable federal laws).

SIGNED AND SEALED by me, this 16 day of October, 2000.

WITNESS:

  /s/ Illegible                         /s/ Randall J. Opliger
______________________________          ______________________________________
                                        Employee

ACCEPTED, this 16 day of October, 2000.

                                         /s/ Illegible
                                        ______________________________________
                                        Employer

                                        By____________________________________

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